SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 3, 2004

Date of Report (Date of earliest event reported)

THE SANDS REGENT

(Exact name of registrant as specified in its charter)

Nevada	0-14050	88-0201135
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 North Arlington Ave. Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

(775) 348-2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

On May 3, 2004, The Sands Regent, a Nevada corporation (the “Sands”), completed the previously announced acquisition of all of the common stock (the “Acquisition”) of Plantation Investments, Inc. dba Rail City Casino (“Rail City”) in Sparks, Nevada. Sands acquired Rail City for $38 million plus net working capital purchased or assumed. The Acquisition was financed with Sands’ new $42.0 million bank line of credit and $920,000 in subordinated debt carried by the seller.

On May 3, 2004, Sands issued a press release announcing the completion of the Acquisition, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.

(a) Financial statements of business acquired.

(i)	Unaudited Financial Statements of Plantation Investments, Inc. as of December 31, 2003 and for the six-month periods ended December 31, 2002 and 2003.

(ii)	Financial Statements of Plantation Investments, Inc. as of and for the years ended June 30, 2003 and 2002.

(b) Pro forma financial information.

(i)	Unaudited Pro forma Consolidated Financial Statements as of and for the six-month period ended December 31, 2003.

(ii)	Unaudited Pro forma Consolidated Statement of Operations for the year ended June 30, 2003.

PRO FORMA FINANCIAL DATA

On December 8, 2003, we signed an agreement with Alliance Gaming Corporation to purchase the Rail City Casino in Sparks, Nevada. We took over operations on Saturday, May 1, 2004 and the change in ownership was recorded on Monday, May 3, 2004.

Additionally, on March 25, 2004, we completed a private placement of 500,000 shares of our common stock. In connection with the aforementioned private placement, we issued the purchaser a secured convertible promissory note in the principal amount of $1,604,000 and a warrant to purchase up to 100,000 shares of our common stock. The $4.2 million proceeds received from the transaction were used to pay off the balance of a subordinated note originally issued in connection with our purchase of the assets of Gold Ranch Casino and RV Resort in Verdi, Nevada.

The accompanying unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended June 30, 2003 and six months ended December 31, 2003 present our unaudited pro forma operating results as if the acquisition had occurred as of July 1, 2002. The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet presents our unaudited pro forma financial condition as if the acquisition had occurred as of December 31, 2003.

The unaudited pro forma adjustments are described in the accompanying notes. The unaudited pro forma adjustments represent our preliminary determination of the necessary adjustments and are based upon certain assumptions we consider reasonable under the circumstances. Final amounts may differ from those set forth below. The unaudited pro forma financial information presented does not consider any future events which may occur after the acquisition.

THE UNAUDITED PRO FORMA FINANCIAL INFORMATION IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE TRANSACTION BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF OUR FUTURE OPERATING RESULTS OR THE FINANCIAL POSITION OF THE COMPANY FOLLOWING THE ACQUISITION.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the financial statements of Plantation Investments, Inc. dba Rail City Casino and the related notes thereto contained on pages 10 to 19 of this Form 8-K registration statement and prospectus and our financial statements filed on Form 10-K/A.

THE SANDS REGENT AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

AS OF DECEMBER 31, 2003

(Dollars in thousands)	Company Historical	Plantation Investments, Inc. dba Rail City Casino Historical	Adjustments associated with Investor transaction			Adjustments associated with purchase of Rail City			Pro Forma
ASSETS
Cash and cash equivalents	$3,407	$1,922		$(125	)(b)	$			$5,204
Accounts receivable, net of allowance	503	5							508
Inventories	636	73							709
Federal income tax refund receivable	20								20
Deferred tax assets		99					(99	)(d)	—
Prepaid expenses and other assets	1,217	488							1,705

Total current assets	5,783	2,587		(125)			(99)		8,146

Land	8,448	2,715					(929	)(c)	10,234
Buildings and improvements	41,333	6,622					(5,514	)(c)	42,441
Equipment, furniture and fixtures	20,920	6,996					(3,280	)(c)	24,636
Leasehold improvements		215					(215	)(c)	—
Construction in progress	79	40							119

Total property and equipment	70,780	16,588		—			(9,938)		77,430
Less accumulated depreciation	36,005	6,845					(6,845	)(c)	36,005

Property and equipment, net	34,775	9,743		—			(3,093)		41,425

Goodwill	11,018	1,754					27,267	(f)	40,039
Other intangibles	1,356	250					2,078	(f)	3,684
Due from parent		6,828					(6,828	)(d)	—
Other	1,464			47	(b)		700	(e)	2,211

Total other assets	13,838	8,832		47			23,217		45,934

Total assets	$54,396	$21,162		$(78)			$20,025		$95,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$3,012	$236	$			$			$3,248
Accrued salaries, wages and benefits	1,102	767							1,869
Deferred federal income tax liability	126								126
Current maturities of long-term debt	828			(828	)(a)		3,000	(e)	3,000

Total current liabilities	5,068	1,003		(828)			3,000		8,243
Long-term debt	6,060	—		(1,782	)(a)		37,184	(e)	41,099
				(363	)(g)
Deferred federal income tax liability	2,052	307					(307	)(d)	2,052

Total liabilities	13,180	1,310		(2,973)			39,877		51,394

Common stock	756	—		50	(a)				806
Additional paid-in capital	14,215			2,560	(a)				17,060
				(78	)(b)
				363	(g)
Retained earnings	48,603	19,852					(19,852	)(d)	48,603

	63,574	19,852		2,895			(19,852)		66,469
Treasury stock, at cost	(22,358)	—		—			—		(22,358)

Total stockholders’ equity	41,216	19,852		2,895			(19,852)		44,111

Total liabilities and stockholders’ equity	$54,396	$21,162		$(78)			$20,025		$95,505

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

THE SANDS REGENT AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

FOR THE YEAR ENDED JUNE 30, 2003

(Dollars in thousands, except per share amount)	Company Historical	Plantation Investments, Inc. dba Rail City Casino Historical	Adjustments associated with Investor transaction			Adjustments associated with purchase of Rail City			Other Adjustments		Pro Forma
Operating revenues
Gaming	$27,184	$18,431	$			$			$(628	)(r)	$44,987
Lodging	8,878	—									8,878
Food and beverage	6,795	4,459									11,254
Fuel and convenience store	14,817	—									14,817
Other	1,640	302									1,942

Gross revenues	59,314	23,192		—			—		(628)		81,878
Promotional allowances	3,653	2,013									5,666

Net revenues	55,661	21,179		—			—		(628)		76,212

Operating expenses
Gaming	11,780	11,435							(4,091	)(r,s,t,u)	19,124
Lodging	4,147								—		4,147
Food and beverage	4,066	—							2,526	(s,t)	6,592
Fuel and convenience store	14,045								—		14,045
Other	582								—		582
Maintenance and utilities	4,201	—							1,196	(u)	5,397
General and administrative	9,018	3,639					84	(q)	(259	)(t)	12,482
Depreciation and amortization	3,530	1,141					(324	)(v)			4,347

	51,369	16,215		—			(240)		(628)		66,716

Income from operations	4,292	4,964		—			240		—		9,496

Other income (expense)
Interest expense	(1,216)	—		144	(o)		(2,524	)(p)			(3,669)
				(73	)(x)
Gain on previously reserved note receivable	413	—									413
Loss on settlement of non-recurring lawsuit	(547)	—									(547)
Loss on abandonment of new projects	(59)	—									(59)
Other income (loss)	(73)	64									(9)

	(1,482)	64		71			(2,524)		—		(3,871)

Income before income taxes	2,810	5,028		71			(2,284)		—		5,625
Income tax (provision) benefit	(942)	(1,719)		(24	)(z)		777	(z)	—		(1,908)

Net income (loss)	$1,868	$3,309		$47			$(1,507)		$—		$3,717

Net income (loss) per share
Basic	$0.38										$0.68
Diluted	0.36										0.64 (y)
Weighted average of shares outstanding
Basic	4,930,713										5,430,713
Diluted	5,196,478										5,942,490

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

THE SANDS REGENT AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

FOR THE SIX-MONTHS ENDED DECEMBER 31, 2003

(Dollars in thousands, except per share amount)	Company Historical	Plantation Investments, Inc. dba Rail City Casino Historical	Adjustments associated with Investor transaction			Adjustments associated with purchase of Rail City			Other Adjustments		Pro Forma
Operating revenues
Gaming	$13,448	$9,926	$			$			$(298	)(r)	$23,076
Lodging	4,909	—									4,909
Food and beverage	3,225	2,284									5,509
Fuel and convenience store	8,177	—									8,177
Other	836	134									970

Gross revenues	30,595	12,344		—			—		(298)		42,641
Promotional allowances	1,930	1,097									3,027

Net revenues	28,665	11,247		—			—		(298)		39,614

Operating expenses
Gaming	5,917	6,061							(2,044	)(r,s,t,u)	9,934
Lodging	2,093	—									2,093
Food and beverage	2,153	—							1,214	(s,t)	3,367
Fuel and convenience store	7,712	—									7,712
Other	290	—									290
Maintenance and utilities	2,107	—							643	(u)	2,750
General and administrative	4,582	1,906					42	(q)	(111	)(t)	6,419
Depreciation and amortization	1,901	683					(275	)(v)			2,309

	26,755	8,650		—			(233)		(298)		34,874

Income from operations	1,910	2,597		—			233		—		4,740

Other income (expense)
Interest expense	(389)	—		72	(o)		(1,262	)(p)			(1,616)
				(37	)(x)
Gain on previously reserved note receivable	4,393	—									4,393
Loss on abandonment of new projects	(46)	—									(46)
Other income (loss)	(41)	4									(37)

	3,917	4		35			(1,262)		—		2,694

Income before income taxes	5,827	2,601		35			(1,029)		—		7,434
Income tax (provision) benefit	(410)	(951)		(12	)(z)		350	(z)	—		(1,023)

Net income (loss)	$5,417	$1,650		$23			$(679)		$—		$6,411

Net income (loss) per share
Basic	$1.08										$1.16
Diluted	1.02										1.06 (y)
Weighted average of shares outstanding
Basic	5,017,938										5,517,938
Diluted	5,318,975										6,064,987

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

THE SANDS REGENT AND SUBSIDIARIES

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS (unaudited)

These pro forma condensed consolidated statements of operations and condensed consolidated balance sheet include two material events.

1) We privately placed 500,000 shares of our common stock with David R. Belding (the, “Investor”) for $5.22 per share. Additionally, we also issued to the Investor a secured convertible promissory note in the principal amount of $1,604,000. The note, which will bear interest at a fixed rate of 7.5%, is convertible into our common stock at $6.52 per share under certain circumstances. Conversion of the note could result in an additional issuance of up to 246,012 shares of our common stock. Also as part of the transaction, the Investor received a warrant, exercisable for five years, to purchase up to 100,000 shares of our common stock at an exercise price of $7.82. The transaction documents provide that the Investor may not hold more than 9.9% of our outstanding common stock or other capital stock. The $4.2 million proceeds received from the transaction were used to pay off the balance of a subordinated note originally issued in connection with our purchase of the assets of Gold Ranch Casino and RV Resort in Verdi, Nevada that is currently held in favor of Prospector Gaming Enterprises, Inc. and others.

2) On May 3, 2004, we purchased 100% of the stock of Plantation Investments, Inc. dba Rail City Casino (“Rail City”) in Sparks, Nevada for $37.9 million plus net working capital purchased or assumed, financed with a new $42.0 million bank line of credit and $.9 million in subordinated debt carried by the seller.

The allocation of the purchase price, which is subject to change on a final valuation of the assets acquired and liabilities assumed as of the closing date, is as follows (in thousands):

Current assets	$2,488
Property and equipment	6,650
Goodwill	29,021
Intangible assets	2,328
Assumed liabilities	(1,003)

$39,484

The amounts reflected in the pro forma balance sheet for intangibles relate to amounts ascribed to trade names and a grandfathered gaming license which allows us to operate our casino without hotel rooms. There is currently a 200 hotel room requirement for newly licensed full service casinos in this market area. The amount by which the purchase price exceeds the fair values of assets acquired and liabilities assumed is allocated to goodwill. The final determination of the purchase price allocation will be determined as soon as practicable after the closing date of the acquisition. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from those amounts presented in the unaudited Pro Forma Condensed Consolidated Financial Statements.

Certain of the pro forma adjustments incorporate our preliminary estimates of the fair value of the assets we are acquiring. Early indications are that the purchase price that we pay will be in excess of the fair value of Rail City’s assets acquired and liabilities assumed, and the excess will be assigned to non-amortizable goodwill and indefinite life intangible assets, however this is subject to an independent third-party valuation. To the extent that any amount is assigned to a tangible or definite life intangible asset, this amount may ultimately be depreciated or amortized, as appropriate, to earnings over the expected benefit period of the asset. To the extent that amounts are assigned to goodwill or indefinite life intangible assets, this amount would not be subject to either depreciation or amortization but would be subject to periodic impairment testing and, if necessary, would be written down to fair value should circumstances warrant.

The table below shows the potential increase in pro forma depreciation or amortization expense if certain amounts of the $31.4 million of goodwill and other indefinite life intangible assets identified in the pro forma financial statements were ultimately assigned to tangible or definite life intangible assets. For purposes of calculating this sensitivity analysis, the Company has applied the straight-line method of depreciation or amortization over an estimated weighted average useful life of 20 years to various fair values, and the diluted earnings per share has been tax affected using a 34% effective tax rate. In the opinion of management, if adjustments to tangible or indefinate-lived intangible assets are required, the most likely adjustments would either be to building, with a 35 to 40-year life, customer lists, with a 5 to 15-year estimated life, and furniture and equipment, with a 5 to 10-year life.

The resulting pro forma adjustments for the year ended December 31, 2003 are as follows:

Amount allocated to fixed or intangible assets from goodwill and other indefinite life intangible assets preliminarily assigned	Increase in pro forma depreciation expense (000’s)	Decrease in pro forma earnings per share
$3.1 million or 10% of preliminary goodwill and other indefinite life assets	103	0.02
$6.3 million or 20% of preliminary goodwill and other indefinite life assets	207	0.04
$9.4 million or 30% of preliminary goodwill and other indefinite life assets	310	0.06
$12.5 million or 40% of preliminary goodwill and other indefinite life assets	414	0.07
$15.7 million or 50% of preliminary goodwill and other indefinite life assets	517	0.09
$18.8 million or 60% of preliminary goodwill and other indefinite life assets	621	0.11
$21.9 million or 70% of preliminary goodwill and other indefinite life assets	724	0.13
$25.0 million or 80% of preliminary goodwill and other indefinite life assets	828	0.15
$28.2 million or 90% of preliminary goodwill and other indefinite life assets	931	0.17
$31.3 million or 100% of preliminary goodwill and other indefinite life assets	1,035	0.19

The following are annotated comments in reference to the unaudited pro forma condensed consolidated financial statements:

Balance sheet

(a)	Effect of the transaction with the Investor as summarized in item 1 above.

(b)	Transaction fee of $125,000 associated with the Investor transaction prorated between loan fees to be amortized of $47,000, and additional paid in capital of $78,000.

(c)	Adjustment in the basis of assets acquired with Rail City to fair market value and the elimination of accumulation depreciation associated with the Rail City assets.

(d)	Elimination of retained earnings and intercompany balances with Alliance Gaming, former parent company of Rail City and elimination of deferred taxes due to anticipated step-up of tax basis in connection with the acquisition.

(e)	Adjustment to reflect additional new bank debt and subordinated debt after the Rail City acquisition ($39,484,000 in conjunction with purchase and $700,000 in loan cost).

(f)	Elimination of previous goodwill and intangible balance and the recording of goodwill and other identifiable intangibles (tradename and gaming license rights) in connection with the Company’s stock purchase of Rail City.

(g)	Value of warrant to purchase 100,000 shares of Company common stock as calculated using the Black-Scholes valuation model, expected life of 5 years, 100% stock price volatility.

Statement of Operations

(o)	Decrease in interest expense due to the transaction with the Investor, which results in the elimination of $4.2 million in subordinated debt.

(p)	Increase of interest and deferred loan fee expense due to the addition of $40,184,000 new debt to finance the Rail City acquisition.

(q)	Increase in General and Administrative expense due to maintenance fees on slot player tracking system not previously allocated to Rail City by the parent company.

(r)	Slot machine participation payments made to third-parties previously classified as Cost of Gaming Operations reclassified to revenue to be consistent with our reporting.

(s)	Reclassify the estimated departmental costs of providing complimentary food and beverage to the department issuing the complimentary, primarily to casino department to be consistent with our reporting.

(t)	Reclassify food and beverage expense previously classified by Rail City as Cost of Gaming Operations or as General and Administrative to be consistent with our reporting.

(u)	Reclassify maintenance and utility costs from Cost of Gaming Operations to a separate category to be consistent with our reporting.

(v)	Elimination of depreciation expense recorded by Rail City and the addition of a revised expense with new basis and new useful lives.

(x)	Amortization of original issue discount due to the effect of a warrant to purchase 100,000 shares of Company common stock issued to the Investor (see also (g) above).

(y)	Assumes dilutive effect of conversion of $1.6 million convertible note issued to the Investor.

(z)	Tax effect of pro forma adjustments at 34%.

PLANTATION INVESTMENTS, INC. D/B/A RAIL CITY CASINO

INDEX TO FINANCIAL STATEMENTS

Page
INDEPENDENT AUDITORS’ REPORT	F-1
FINANCIAL STATEMENTS:
Balance Sheets as of June 30, 2003 and 2002 and December 31, 2003 (unaudited)	F-2–F-3
Statements of Income and Retained Earnings for the Years Ended June 30, 2003 and 2002 and for the Six Months Ended December 31, 2003 and 2002 (unaudited)	F-4
Statements of Cash Flows for the Years Ended June 30, 2003 and 2002 and for the Six Months Ended December 31, 2003 and 2002 (unaudited)	F-5
Notes to Financial Statements	F-6–F-10

INDEPENDENT AUDITORS’ REPORT

Alliance Gaming Corporation:

We have audited the accompanying balance sheets of Plantation Investments, Inc. D/B/A Rail City Casino (a Nevada corporation and wholly owned subsidiary of Alliance Gaming Corporation) (the “Company”) as of June 30, 2003 and 2002, and the related statements of income and retained earnings and of cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 1 and 4, the accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company. Portions of certain expenses represent allocations made from home-office items applicable to Alliance Gaming Corporation as a whole.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada

August 4, 2003

PLANTATION INVESTMENTS, INC. D/B/A RAIL CITY CASINO

BALANCE SHEETS

(In thousands)

	June 30,		December 31, 2003
	2003	2002
ASSETS			(unaudited	)
CURRENT ASSETS:
Cash and cash equivalents	$1,596	$1,905	$1,922
Accounts receivable, net of allowance for doubtful accounts of $31, $28 and $37	40	7	5
Inventories	70	65	73
Prepaid expenses and other current assets	506	525	488
Deferred tax assets	76	177	99

Total current assets	2,288	2,679	2,587

PROPERTY AND EQUIPMENT:
Land and land improvements	2,716	2,714	2,715
Facilities and related improvements	6,521	6,296	6,622
Gaming equipment	4,878	3,776	5,308
Furniture, fixtures and equipment	1,614	1,081	1,688
Leasehold improvements	215	210	215
Construction in progress	48	29	40

	15,992	14,106	16,588
Less accumulated depreciation and amortization	(6,355)	(5,370)	(6,845)

	9,637	8,736	9,743

GOODWILL, net of accumulated amortization of $680, $680 and $680	1,754	1,754	1,754
INTANGIBLE ASSETS, net of accumulated amortization of $157, $140 and $166	259	276	250
DUE FROM PARENT	5,709	3,069	6,828

TOTAL ASSETS	$19,647	$16,514	$21,162

See accompanying notes to financial statements.

PLANTATION INVESTMENTS, INC. D/B/A RAIL CITY CASINO

BALANCE SHEETS

(In thousands, except share amounts)

	June 30,		December 31, 2003
	2003	2002
LIABILITIES AND STOCKHOLDER’S EQUITY			(unaudited	)
CURRENT LIABILITIES:
Accounts payable and bank overdrafts (includes bank overdrafts of $322, $465 and $79)	$508	$647	$236
Accrued liabilities	748	898	767

Total current liabilities	1,256	1,545	1,003
DEFERRED TAX LIABILITIES	189	76	307

Total liabilities	1,445	1,621	1,310

COMMITMENTS AND CONTINGENCIES
STOCKHOLDER’S EQUITY:
Common stock, no par value, 2,500 shares authorized, 100 shares issued and outstanding	—	—	—
Retained earnings	18,202	14,893	19,852

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$19,647	$16,514	$21,162

See accompanying notes to financial statements.

PLANTATION INVESTMENTS, INC. D/B/A RAIL CITY CASINO

STATEMENTS OF INCOME AND RETAINED EARNINGS

(In thousands)

	Year Ended June 30,		Six Months Ended December 31,
	2003	2002	2003	2002
			(unaudited)
REVENUES:
Gaming operations	$18,431	$17,461	$9,926	$8,950
Food and beverage	4,459	4,259	2,284	2,209
Other	302	290	134	126

Gross revenues	23,192	22,010	12,344	11,285
Less promotional allowances	(2,013)	(1,850)	(1,097)	(984)

Net revenues	21,179	20,160	11,247	10,301
COSTS AND EXPENSES:
Cost of gaming operations	11,435	11,172	6,061	5,730
General and administrative	2,500	2,422	1,365	1,220
Marketing and promotion	1,139	1,020	541	552
Depreciation and amortization	1,141	784	683	508

OPERATING INCOME	4,964	4,762	2,597	2,291
OTHER INCOME (EXPENSE), net	64	(2)	4	(2)

INCOME BEFORE PROVISION FOR INCOME TAXES	5,028	4,760	2,601	2,289
PROVISION FOR INCOME TAXES	(1,719)	(1,621)	(951)	(801)

NET INCOME	3,309	3,139	1,650	1,488
RETAINED EARNINGS, BEGINNING OF PERIOD	14,893	11,754	18,202	14,893

RETAINED EARNINGS, END OF PERIOD	$18,202	$14,893	$19,852	$16,381

See accompanying notes to financial statements.

PLANTATION INVESTMENTS, INC. D/B/A RAIL CITY CASINO

STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended June 30,		Six Months Ended December 31,
	2003	2002	2003	2002
			(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,309	$3,139	$1,650	$1,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,141	784	683	508
Gain on disposal of property and equipment	(65)	—	(4)	—
Deferred taxes	214	258	95	15
Provision for doubtful accounts	—	23	—	—
Change in operating assets and liabilities:
Accounts receivable	(33)	178	35	—
Inventories, prepaid expenses and other current assets	14	(69)	15	73
Accounts payable and bank overdrafts	(139)	117	(272)	(92)
Accrued liabilities	(150)	(17)	19	(33)

Net cash provided by operating activities	4,291	4,413	2,221	1,959

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(2,061)	(1,657)	(808)	(1,077)
Proceeds from disposal of property and equipment	101	—	32	—

Net cash used in investing activities	(1,960)	(1,657)	(776)	(1,077)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in amounts due from Parent	(2,640)	(2,379)	(1,119)	(936)

Net cash used in financing activities	(2,640)	(2,379)	(1,119)	(936)

CASH AND CASH EQUIVALENTS:
(Decrease) increase for period	(309)	377	326	(54)
Balance, beginning of period	1,905	1,528	1,596	1,905

Balance, end of period	$1,596	$1,905	$1,922	$1,851

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION-
Cash paid during the period for interest	$—	$—	$—	$—

Cash paid during the period for income taxes (net of $1,505, $1,363, $856 and $786 netted in Due From Parent for the years ended June 30, 2003 and 2002, and the six months ended December 31, 2003 and 2002)	$—	$—	$—	$—

See accompanying notes to financial statements.

PLANTATION INVESTMENTS, INC. D/B/A RAIL CITY CASINO

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS

Financial Statement Presentation—The accompanying financial statements present the accounts of Plantation Investments, Inc. D/B/A Rail City Casino (“Rail City Casino” or the “Company”). The Company is wholly owned by Alliance Gaming Corporation (“Alliance” or the “Parent”).

Interim Financial Information—The financial information at December 31, 2003 and for the six months ended December 31, 2003 and 2002 is unaudited. However, such information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary to a fair presentation of the financial position, results of operations and cash flows for the interim periods. The results of operations for the six months ended December 31, 2003 and 2002 are not necessarily indicative of the results that will be achieved for the entire year.

The Company — In April 1990, Alliance purchased, for an aggregate purchase price of $9.5 million, substantially all of the assets of the Rail City Casino (formerly the Plantation Station Casino) located near the border between the cities of Reno and Sparks in northern Nevada. The Rail City Casino is a 20,000 square-foot casino, which as of June 30, 2003, operated approximately 560 gaming devices, 8 table games, and live keno. In addition, Rail City Casino includes a 380-seat restaurant, and offers a race and sports book that is leased to an independent race and sports book operator.

Certain Risks and Uncertainties—The Company’s operations are dependent on the continued licensing or qualification of the Company. Such licensing and qualification are reviewed periodically by the gaming authorities in the State of Nevada.

Cash and Cash Equivalents—The Company considers all highly liquid investments purchased with an original maturity of three months or less as cash equivalents. The carrying amount of cash and cash equivalents approximates its fair value.

The Company maintains zero-balance bank accounts that allow nightly cash balances to be automatically swept from its operating account to an Alliance account. Cash and cash equivalents primarily includes amounts held in gaming devices, vaults, cages or change banks, which totaled $1.6 million and $1.9 million at June 30, 2003 and 2002, respectively.

Accounts Receivable—Accounts receivable from customers are stated net of an allowance for doubtful accounts of $31,000 and $28,000 at June 30, 2003 and 2002, respectively.

Inventories—Inventories, which consist principally of merchandise and operating supplies, are stated at the lower of cost or market using the first-in, first-out method.

Property and Equipment—Property and equipment are stated at cost and depreciated over the estimated useful lives or lease terms, if less, using the straight line method as follows: facilities and related improvements, 40 years; gaming equipment, 3-7 years; furniture, fixtures and equipment, 3-10 years; and leasehold improvements, 5-20 years. Significant replacements and improvements are capitalized; other maintenance and repairs are expensed. The cost and accumulated depreciation of assets retired or otherwise disposed of are eliminated from the accounts, and any resulting gain or loss is credited or charged to income as appropriate.

Goodwill—In July 2001, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, which required companies to cease amortizing goodwill and certain intangible assets with indefinite useful lives. Instead, goodwill and intangible assets deemed to have indefinite useful lives were to be reviewed for impairment upon the adoption of SFAS No. 142 and annually thereafter. In accordance with SFAS No. 142, goodwill was no longer amortized beginning with the year ended June 30, 2002. During the fourth quarter of fiscal year 2003, the Company performed its annual impairment assessment and determined that the goodwill recorded was not impaired.

Intangible Assets—Intangible assets consist primarily of costs associated with a land lease with the City of Sparks, which is amortized using a straight-line method through 2018. The Company continually evaluates whether events and circumstances indicate that the remaining estimated useful life of intangible assets may warrant revision. Amortization expense for the years ended June 30, 2003 and 2002 was approximately $17,000 for both years. Amortization expense of approximately $17,000 is expected annually through 2018.

Impairment of Long-Lived Assets—The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used are measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset, undiscounted and without interest. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Gaming Operations Revenues and Promotional Allowances—In accordance with industry practice, the Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses. The retail value of food and beverage and other services furnished to customers on a complimentary basis is included in gross revenues and then deducted as promotional allowances.

Slot Play Incentives—The Company records sales incentives in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-22, Accounting for ‘Points’ and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future. EITF Issue No. 00-22 requires that sales incentives be recorded as a reduction of revenue rather than an operating expense. An accrual has been established based on an estimate of the outstanding value of these incentives utilizing the age and prior history of redemptions. This amount is reflected as a current liability in the accompanying balance sheets.

Advertising—Advertising costs are expensed the first time such advertisement appears. Total advertising costs (including direct mail marketing) were approximately $1,139,000 and $1,020,000 for the years ended June 30, 2003 and 2002, respectively.

Use of Estimates—The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes—The Company is included in the consolidated tax return of Alliance. The Company operates under an informal tax sharing agreement with Alliance. The Company computes its income tax expense based on its separate stand-alone operating results using the asset and liability method. Current taxes payable are remitted to Alliance. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Recently Issued Accounting Pronouncement—In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The Company has determined that SFAS No. 150 will not have a material impact on its financial position and results of operations.

2.	INCOME TAXES

The components of the Company’s income tax provision for the years ended June 30, 2003 and 2002 are as follows (in thousands):

	2003	2002
Federal income tax expense:
Current	$1,505	$1,363
Deferred	214	258

Total provision for income taxes	$1,719	$1,621

A reconciliation of the Company’s income tax provision as compared to the tax provision calculated by applying the statutory federal tax rate (35%) to the income before provision for income taxes for the years ended June 30, 2003 and 2002 is as follows (in thousands):

	2003	2002
Computed expected income tax expense at 35%	$1,760	$1,666
Effect of graduated tax rates	(44)	(40)
General business credit carryforward	—	(18)
Permanent differences	3	13

	$1,719	$1,621

The major components of the deferred tax assets and liabilities as of June 30, 2003 and 2002 are presented below (in thousands):

	2003	2002
Deferred tax assets:
General business credit carryforward	$173	$173
Allowance for doubtful accounts	11	10
Accruals not currently deductible for tax purposes	65	167
Intangible assets, due principally to amortization differences	4	3

Total gross deferred tax assets	253	353

Deferred tax liabilities:
Property and equipment, due principally to depreciation differences	209	113
Other	157	139

Total gross deferred tax liabilities	366	252

Net deferred tax (liabilities) assets	$(113)	$101

Management has considered certain tax planning strategies as permitted by SFAS No. 109, Accounting for Income Taxes. Management has determined that tax benefits associated with recorded deferred tax assets, net of valuation allowance, are more likely than not realizable through future taxable income and future reversals of existing taxable temporary differences.

3.	COMMITMENTS AND CONTINGENCIES

The Company is a litigant in legal matters arising in the normal course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance or, if not insured, will not have a material adverse effect on the financial position or the results of operations of the Company.

The Company leases land from the City of Sparks, which is utilized as a parking lot for the Company. The lease specifies minimum annual lease payments of $2,500 per year through the year 2028. Such amounts increase each year based on the Consumer Price Index, as defined in the lease and were approximately $5,300 for the year ended June 30, 2003. Total operating rental expense was approximately $30,000 and $34,000 for the years ended June 30, 2003 and 2002, respectively.

4.	RELATED PARTY TRANSACTIONS

Employees of the Company are eligible to participate in the Alliance Gaming Corporation 401(k) Savings Plan after meeting certain age and length of employment requirements. The Alliance Board of Directors elects each year to make discretionary matching contributions to all subsidiary participants. The matching contributions for employees of the Company totaled approximately $49,000 for each of the years ended June 30, 2003 and 2002, respectively.

The Company is included with Alliance and its other domestic subsidiaries for general liability, theft, errors and omissions and other insurance purposes. Costs for such coverage are allocated to Alliance subsidiaries based on relative levels of budgeted revenues. Insurance costs allocated to the Company totaled approximately $55,000 and $42,000 for the years ended June 30, 2003 and 2002, respectively.

The net amounts due from Alliance totaled $5.7 million and $3.1 million as of June 30, 2003 and 2002, respectively and represent cash remitted to the Parent under a centralized cash management program offset by allocated expenses described above. Such amounts are non-interest bearing.

5.	SUBSEQUENT EVENT (UNAUDITED)

On December 8, 2003, Alliance announced that it had entered into an agreement for the sale of its Rail City Casino to The Sands Regent. The Sands Regent took over operations on Saturday, May 1, 2004 and the change in ownership was recorded on Monday, May 3, 2004. The final purchase price is still being determined, but is estimated to be $37.9 million, $37.0 million in cash and a note for $.9 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Sands Regent

Date: May 11, 2004	By:	/s/ Ferenc B. Szony

	Name: Title:	Ferenc B. Szony President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description

2.1	Stock Purchase Agreement by and among Alliance Gaming Corporation, APT Games, Inc., and The Sands Regent dated December 5, 2003 (incorporated by reference to Sands’ Quarterly Report on Form 10-Q for the Quarter ended December 31, 2003).

10.1	Credit Agreement by and among Sands Regent, Inc., Last Chance, Inc., Zante, Inc., the Lenders named therein and Wells Fargo Bank, N.A. dated April 2, 2004.

10.2	Subordinated Promissory Note by and among The Sands Regent and Alliance Gaming Corporation dated May 3, 2004.

10.3	Supply Agreement by and among Bally Gaming, Inc. and The Sands Regent dated May 3, 2004.

10.4	Security Agreement by and among The Sands Regent, Last Chance, Inc. and Zante, Inc. and Wells Fargo Bank, N.A. dated May 3, 2004.

10.5	Pledge Agreement by and among The Sands Regent and Wells Fargo Bank, N.A. dated May 3, 2004.

10.6	Subordination Agreement by and among Alliance Gaming Corporation and Wells Fargo Bank, N.A. dated May 3, 2004.

99.1	Press release dated